                                                                       ANNEX III



                              This Warrant entitles the Registered Holder thereof to purchase __% of the aggregate number of shares of Class A Common Stock which may be acquired upon exercise of all of the Warrants of like tenor issued contemporaneously with this Warrant.

No. __

                           WARRANT FOR THE PURCHASE OF
                         SHARES OF CLASS A COMMON STOCK
                                       OF
                             MOTO GUZZI CORPORATION

                            (A Delaware corporation)

     Moto Guzzi Corporation, a Delaware corporation (the "Company"), hereby certifies that for value received, __________ of ____________, or his, her or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time during the period commencing on June 30, 2001 and ending at 5:00 p.m. E.S.T. on September 30, 2001 ("Expiration Date"), such number of shares of Class A Common Stock, $.01 par value, of the Company ("Common Stock"), at a purchase price per share equal to $.01 ("Purchase Price") as is determined in accordance with Section 2 hereof. The number of shares of Common Stock which may be acquired upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, is hereinafter referred to as the "Warrant Shares". All rights granted hereunder shall expire on the Expiration Date.

     1. CERTAIN DEFINITIONS

          (a) "Actual Operating Income" shall mean the profit before interest, taxes, minority interests, extraordinary items and the cumulative effects of changes in accounting policies, of the Company, on a consolidated basis, for its fiscal year ending December 31, 2000, derived from



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     the Company's audited Statements of Income/Loss for such fiscal year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, expressed in Lire.

          (b) "Market Price" shall mean the average closing sale price of the Company's common stock on the national securities exchange on which such securities are traded, if any, or if not traded on a national securities exchange, then as reported by the National Association of Securities Dealers, Inc.'s Automated Quotation System, in either event for the 20 consecutive trading days prior to June 30, 2001, or, if such securities are not so traded, at the fair market value thereof on such date as reasonably determined by the Board of Directors of the Company.

          (c) Minimum Operating Income" shall mean Lit. 20,169,600,000.

          (d) "Percentage Interest" shall mean _____% [(i) FOR WARRANTS ISSUED UNDER SECTION 2.02(a)(i), THE PRODUCT OF (x) 74.05% MULTIPLIED BY A FRACTION, THE NUMERATOR OF WHICH IS THE NUMBER OF SHARES OF CAPITAL STOCK OF MOTO GUZZI CORP. OWNED BY THE REGISTERED HOLDER AT THE MERGER EFFECTIVE TIME, AND THE DENOMINATOR OF WHICH IS 7,500,000; (ii) FOR WARRANTS ISSUED UNDER SECTION 2.02(a)(ii), 20.76%; AND (iii) FOR WARRANTS ISSUED UNDER
     SECTION 2.02(a)(iii), THE PRODUCT OF (x) 5.19% MULTIPLIED BY (y) A FRACTION, THE NUMERATOR OF WHICH IS THE NUMBER OF OLD MOTO GUZZI WARRANTS SURRENDERED BY THE REGISTERED HOLDER AT THE MERGER EFFECTIVE TIME AND THE DENOMINATOR OF WHICH IS 1,500,000.]

          (e) "Aggregate Value" shall mean:

               (i) zero if Actual Operating Income is less than Minimum Operating Income;

               (ii) the amount of $4,750,000 if Actual Operating Income equals Minimum Operating Income; and



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               (iii) if Actual Operating Income exceeds Minimum Operating
          Income, an amount equal to $4,750,000 multiplied by 120% of the percentage which Actual Operating Income bears to Minimum Operating Income, provided, however, such Aggregate Value shall not exceed $9,500,000.

     2. SCOPE OF WARRANT The number of shares of Common Stock which may be acquired by the Registered Holder upon exercise of this Warrant shall be determined by application of the following formula:

                              (AV / MP) x PI

rounded up to the next whole number of shares, where AV means the Aggregate Value, MP means the Market Price, and PI means the Percentage Interest.

     By way of example, if Actual Operating Income is Lit. 25,169,600,000, then the percentage which Lit 25,169,600,000 bears to Lit 20,169,600,000 is 124.79%.
Such percentage, when multiplied by 120%, would equal 149.75%; application of such resulting percentage to $4,750,000, would yield an AV equal to $7,113,018; if MP were $15 then 474,201 aggregate shares of Common Stock would be purchased if all of the Warrants of like tenor, issued contemporaneously with this Warrant, were exercised.

     3. NOTICE OF AGGREGATE VALUE AND EXERCISE.

          (a) As soon after June 30, 2001 as practicable if Actual Operating Income has exceeded Minimum Operating Income, the Company shall notify the Registered Holder hereof of the amount of the Aggregate Value, by notice given in accordance with Section 14 hereof.

          (b) The Registered Holder hereby appoints Trident Rowan Group, Inc. ("TRG"), with full power of substitution, as the attorney in fact of the Registered Holder and authorizes TRG to deliver to the Company any notice of exercise which may be given hereunder. Such authority shall be deemed null and void if the Registered Holder delivers written notice to TRG revoking such



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     authority at any time prior to the date on which TRG delivers any notice of exercise hereunder. This Warrant may be exercised by the Registered Holder, in whole but not in part, or by TRG as agent for the Registered Holder, by the surrender of this Warrant (with the Notice of Exercise Form attached hereto as Exhibit I duly executed by such Registered Holder) at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of an amount equal to the then applicable Purchase Price multiplied by the whole number of Warrant Shares which may be purchased upon such exercise, together with any and all applicable taxes due in connection with such exercise. This Warrant may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

          (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 3(b) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 3(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

          (d) As soon as practicable after the exercise of the purchase right represented by this Warrant, the Company at its expense will use its best efforts to cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, to such other individual or entity as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct a certificate or certificates for the number of full shares of Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 5 hereof.



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     4. ADJUSTMENTS.

          (a) Split, Subdivision or Combination of Shares. If the Company, after the date on which this Warrant becomes initially exercisable and prior to exercise, fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Purchase Price shall be appropriately decreased and the number of Warrant Shares which may be acquired hereunder shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock or otherwise, then, following the record date of such combination or other event, the Purchase Price shall be appropriately increased and the number of Warrant Shares which may be acquired hereunder shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.

          (b) Reclassification, Reorganization, Consolidation or Merger. In the case of any reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 4(a) above), or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if,



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     immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant or if this Warrant shall not then be exerciseable, such other consideration as the Board of Directors of the Company shall reasonably determine to be of comparable value. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 4 (including provisions with respect to the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

          (c) Price Reduction. Notwithstanding any other provision set forth in this Warrant, at any time and from time to time during the period that this Warrant is exercisable the Company in it sole discretion may reduce the Purchase Price.

          (d) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Registered Holder of this Warrant to adjustments in the Purchase Price.

          (e) Notice of Adjustment. Upon the occurrence of each adjustment or readjustment of the Purchase Price or the number of Warrant Shares which may be acquired hereunder, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish written notice thereto to the Registered



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     Holder of this Warrant within a reasonable amount of time from the adjustment or readjustment stating the adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

     5. NOTICES OF RECORD DATE.

          In case:

          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution (other than a dividend or distribution payable solely in capital stock of the Company or out of funds legally available therefor), or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or

          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such


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other stock or securities at the time deliverable upon the exercise of this
Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

     6. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     7. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     8. TRANSFER AND EXCHANGE OF WARRANTS.

          (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change, given in accordance with Section 14 hereof.

          (b) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the


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     Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

          (c) The Company shall register the transfer from time to time, of this Warrant upon the register maintained by the Company for such purpose, upon surrender of this Warrant for transfer, upon written instructions with signatures guaranteed. Upon any such transfer, a new Warrant representing an equal aggregate Percentage Interest shall be issued and this Warrant shall be canceled.

          (d) This Warrant may be surrendered to the Company, together with a written request for exchange, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of this Warrant, representing in the aggregate an equal Percentage Interest; provided, however, that in the event that this Warrant bears a restrictive legend, the Company shall not cancel this Warrant nor issue a new Warrant in exchange therefor unless the Company has received an opinion of counsel stating that such transfer may be made and indicating whether the new Warrant(s) must also bear a restrictive legend.

     9. NO RIGHTS AS SHAREHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

     10. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

     11. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.


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     12. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

     13. JURISDICTION AND VENUE. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

     14. MAILING OF NOTICES. ETC. All notices and other communications under this Warrant (except payment) shall be in writing and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipt delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

         Registered Holder:   To his or her address on page 1 of this Warrant.

         The Company:         Moto Guzzi Corporation
                              c/o Trident Rowan Group, Inc.
                              Two Worlds Fair Drive
                              Franklin Township
                              Somerset, NJ 08873
                              Attn: Mr. Mark S. Hauser, President
                              Fax: (732) 868-0193



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         In either case, with a copy to:

                     Morrison Cohen Singer & Weinstein, LLP
                     750 Lexington Avenue
                     New York, NY 10022
                     Attn: David Lerner, Esq.
                     Fax: (212) 735-8708

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

                                       MOTO GUZZI CORPORATION

                                       By:____________________________________
                                       Print Name:____________________________
                                       Title:_________________________________



                                                                     EXHIBIT I

                               NOTICE OF EXERCISE

To: Moto Guzzi Corporation
    c/o Trident Rowan Group, Inc.
    Two Worlds Fair Drive
    Franklin Township
    Somerset, NJ 08873

     1. The undersigned hereby elects to purchase such number of shares of the Common Stock of Moto Guzzi Corporation, pursuant to the terms of the attached Warrant, as equals the undersigned's entire interest in this Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.


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     2. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:


                                     ---------------------------------------
                                     (Name)

                                     ---------------------------------------
                                     (Address)

                                     ---------------------------------------
                                     Taxpayer Identification Number)

---------------------------------
[print name of Registered Holder]

By:
   ------------------------------
Title:
      ---------------------------
Date:
      ---------------------------


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